Amendment
to the
INVESTMENT SUB-ADVISORY AGREEMENT
Dated November 20, 2015
between
Manifold Fund Advisors, LLC (formerly RiskX Investments, LLC)
and
BNP Paribas Asset Management USA, Inc. (formerly Fischer Francis Trees & Watts, Inc.)

Effective June 1, 2017, RiskX Investments, LLC, the Adviser to the American Independence U.S. Inflation-Protected Fund, will be known as Manifold Fund Advisors, LLC.

Effective June 1, 2017, Fischer Francis Trees & Watts, Inc., the Sub-Adviser of the American Independence U.S. Inflation-Protected Fund, will be known as BNP Paribas Asset Management USA, Inc.

The undersigned hereby execute this Amendment to the Investment Sub-Advisory Agreement dated November 20, 2015 and executed between Manifold Fund Advisors, LLC and BNP Paribas Asset Management USA, Inc., to be effective as of June 1, 2017.

BNP Paribas Asset Management USA, Inc.

By: [signature]

Name: ROBIN MEISTER

Title: Chief Legal & Compliance Officer

Manifold Fund Advisors, LLC

By: [signature]

Name: Robert Rokose

Title: Head of Fund Services